                                                                    Exhibit 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-8 of our report dated January 15, 1996, on our audit of the financial statements of Certain of the Initial Hotels.



                                       /s/ COOPERS & LYBRAND L.L.P.

Fort Lauderdale, Florida
December 8, 1997